POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of David C. Hastings, David Kille and James List, or any of them acting singly, and with full power of substitution and re-substitution, the un true and lawful attorney-in-fact -in- with full power t d stead, in any and all capacities, to: 1. thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 16 of the Securities Exchange Act o the SEC; 2. Prepare, execute and submit to the SEC, Arbutus Biopharma Corporation ts (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the with respect to the any security of the Company, including Forms 3, 4 and 5, and Forms 144; and 3. es from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact. The undersigned acknowledges that: a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; c) Neither the Company nor the Attorney-in-Fact assumes any liability for the un comply with the requirements of Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Forms 144 ier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 24, 2025. /s/ Robert Alan Beardsley Name: Robert Alan Beardsley